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As filed with the Securities and Exchange Commission on November 13, 2006.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	58-2511877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1375 Peachtree Street Atlanta, Georgia 30309 (404) 815-0770 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin M. Dotts
Chief Financial Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
David M. Carter, Esq.
Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308
(404) 885-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $0.01 par value (3)

Convertible Debt Securities

(1)
Includes an unspecified amount of securities of each identified class of securities in reliance on Rule 456(b) and Rule 457(r) of the Securities Act.

(2)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)
Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated August 6, 2002. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

Common Stock, par value $0.01 per share
Convertible Debt Securities

We may offer and sell from time to time in one or more offerings convertible debt securities or shares of our common stock, par value $0.01 per share, including shares of common stock issuable upon conversion or exchange of convertible debt securities. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol "ELNK." On November 10, 2006, the last reported sale price for our common stock was $6.80 per share.

We do not expect our convertible debt securities to be listed on any securities exchange or over-the-counter market.

Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

The date of this prospectus is November 13, 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF DOCUMENTS BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4
DIVIDEND POLICY	5
LEGAL MATTERS	5
EXPERTS	5

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any of the securities or any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since that date.

        References in this prospectus to "EarthLink," the "Company," "we," "us" and "our" refer to EarthLink, Inc. and its subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about registrants that file electronically with the SEC, including us. Our recent SEC filings are also available to the public free of charge at our website at www.earthlink.net. Except for the documents described below, information on our web site is not incorporated by reference into this prospectus.

        Our common stock is quoted on The Nasdaq Global Select Market under the symbol "ELNK," and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

2

        We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including portions of our Proxy Statement for our 2006 Annual Meeting of Stockholders held on May 2, 2006 to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 27, 2006, February 23, 2006, February 24, 2006, February 28, 2006, March 21, 2006, March 30, 2006, April 14, 2006, April 24, 2006, May 5, 2006, May 15, 2006, August 4, 2006 and October 30, 2006;

  •
  the description of our common stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A (Registration No. 001-15605) filed with the SEC on January 7, 2000, including any amendments or reports filed for the purpose of updating that description; and

  •
  the description of our stockholders' rights plan contained in the Registration Statement on Form 8-A (Registration No. 001-15605) filed with the SEC on August 6, 2002, including any amendments or reports filed for the purpose of updating that description.

        You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (404) 815-0770 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time: Investor Relations, EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.earthlink.net. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus.

        The mailing address of our principal executive offices is 1375 Peachtree Street, Atlanta, Georgia 30309, and our telephone number at that location is (404) 815-0770.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference herein include "forward-looking" statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may be unable to successfully enhance existing or develop or offer new products and services in a cost-effective or timely manner to meet customer demand in the rapidly evolving market for Internet, wireless and IP-based communications services, including new products and services offered in connection with our voice and municipal broadband network initiatives; (2) that we may not realize the benefits we are seeking from our investments in the HELIO joint venture or our other investment activities, as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for those companies or otherwise; (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce prices for our services which would adversely impact average revenue per user; (5) that we may experience significant fluctuations in our operating results and rate of growth and may not be profitable in the future; (6) that we may not be successful in making and integrating acquisitions and investments into our business, which could result in operating difficulties; (7) that the continued decline of our narrowband revenues would adversely affect us;

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(8) that we may not be able to successfully execute our broadband strategy which could materially and adversely affect our subscriber growth rates, future overall revenues and profitability; (9) that we may be unable to maintain or increase our customer levels if incumbent local exchange carriers and cable companies do not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable in the broadband market, especially as a result of the U.S. Supreme Court ruling and FCC order concerning wholesale broadband access; (10) that our commercial and alliance arrangements may not be renewed, may be terminated, or may not be as beneficial to us as we anticipate; (11) that the market for Voice over Internet Protocol services may not develop as anticipated; (12) that we may not generate the returns anticipated on our investments to construct and deploy municipal wireless broadband networks; (13) that our third-party network providers may be unwilling or unable to provide Internet, wireline and wireless telecommunications access; (14) that our third-party providers for technical and customer support and billing services may be unable to provide these services on an economical basis or at all; (15) that service interruptions or impediments could harm our business; (16) that business failures and mergers in the telecommunications industry may inhibit our ability to manage our costs; (17) that government regulations could force us to change our business practices; (18) that we may be unable to protect our proprietary technologies or successfully defend infringement claims and that we may be required to enter licensing arrangements on unfavorable terms; (19) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (20) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (21) that we may not be able to continually develop effective business systems, processes and personnel to support our business; (22) that we may be unable to hire and retain qualified personnel, including our key executive officers; (23) that our stock price has been volatile and may continue to be volatile; (24) that provisions in our certificate of incorporation, bylaws and shareholder rights plan could limit our share price and delay a change of management; and (25) that some other unforeseen difficulties may occur. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management's expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included herein and in our Annual Report on Form 10-K for the year ended December 31, 2005.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, we expect to use the net proceeds from the offerings for general corporate purposes.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges is as follows for the periods indicated:

	Fiscal Years Ended					Nine Months Ended
	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005	September 30, 2005	September 30, 2006
Ratio of earnings to fixed charges(1)	—(2)	—(2)	—(2)	21.6x	47.9x	49.4x	24.1x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes, excluding net losses of equity affiliate and fixed charges. Fixed charges consist of interest expense and the estimated interest component of rent expense.

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(2)
For the years ended December 31, 2001, 2002 and 2003, fixed charges exceeded earnings by approximately $341.1 million, $148.0 million and $62.2 million, respectively, due primarily to EarthLink's loss from continuing operations before income taxes.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Troutman Sanders LLP.

EXPERTS

        The consolidated financial statements of EarthLink, Inc. appearing in EarthLink, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005, and EarthLink, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5

Common Stock
Convertible Debt Securities

PROSPECTUS

November 13, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of the aggregate estimated expenses (other than the registration fee) to be paid by the Registrant in connection with the securities being registered under this registration statement. All such fees and expenses are estimated.

Securities and Exchange Commission registration fee	$	*
Trustee's fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving		**
Miscellaneous expenses		**

Total	$	**

*
The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933,as amended (the "Securities Act").

**
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law (The "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The Second Restated Certificate of Incorporation (the "Certificate") of EarthLink, Inc. ("EarthLink") contains provisions that provide that no director of EarthLink shall be personally liable to EarthLink or its stockholders for monetary damages for breach of fiduciary duty as a director except for (a) any breach of the director's duty of loyalty to EarthLink or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or (d) any transaction from which the director derived an improper personal benefit. The Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent applicable law permits. Under the Amended and Restated Bylaws of EarthLink, EarthLink is required to advance expenses an officer or director incurs in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

        EarthLink has in effect directors' and officers' liability insurance that may cover liabilities under the Securities Act.

Item 16.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference herein.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Indenture (including form of notes).
4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to EarthLink's Registration Statement on Form S-8—File No. 333-30024).
4.3	Second Restated Certificate of Incorporation of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to EarthLink, Inc.'s Registration Statement on Form S-3—File No. 333-109691).
4.4	Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 to EarthLink, Inc.'s Report on Form 10-K filed on March 11, 2005—File No. 001-15605).
4.5	Rights Agreement, dated August 6, 2002, between EarthLink, Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to EarthLink, Inc.'s Report on Form 8-K dated August 6, 2002—File No. 001-15605).
5.1	Opinion of Troutman Sanders LLP.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on signature page of this registration statement).
25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of each of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of each of the registrants or used or referred to by each of the registrants;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about each of the registrants or its securities provided by or on behalf of the registrant; and

  (iv)
  any other communication that is an offer in the offering made by the registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 13, 2006.

EARTHLINK, INC.
By:	/s/ Kevin M. Dotts Kevin M. Dotts Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles G. Betty, Samuel R. DeSimone, Jr. and Kevin M. Dotts, as his true and lawful attorney-in-fact and agent, with the power of substitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 13, 2006.

Signature	Title
/s/ Charles G. Betty Charles G. Betty	Chief Executive Officer and Director (principal executive officer)
/s/ Kevin M. Dotts Kevin M. Dotts	Chief Financial Officer (principal financial and accounting officer)
/s/ Sky D. Dayton Sky D. Dayton	Director
/s/ S. Marce Fuller S. Marce Fuller	Director
/s/ William H. Harris, Jr. William H. Harris, Jr.	Director
/s/ Terrell B. Jones Terrell B. Jones	Director
/s/ Robert M. Kavner Robert M. Kavner	Director
/s/ Linwood A. Lacy, Jr. Linwood A. Lacy, Jr.	Director
/s/ Thomas E. Wheeler Thomas E. Wheeler	Director

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Indenture (including form of notes).
4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to EarthLink's Registration Statement on Form S-8—File No. 333-30024).
4.3	Second Restated Certificate of Incorporation of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to EarthLink, Inc.'s Registration Statement on Form S-3—File No. 333-109691).
4.4	Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 to EarthLink, Inc.'s Report on Form 10-K filed on March 11, 2005—File No. 001-15605).
4.5	Rights Agreement, dated August 6, 2002, between EarthLink, Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to EarthLink, Inc.'s Report on Form 8-K dated August 6, 2002—File No. 001-15605).
5.1	Opinion of Troutman Sanders LLP.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on signature page of this registration statement).
25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DIVIDEND POLICY
LEGAL MATTERS
EXPERTS
SIGNATURES
POWER OF ATTORNEY